UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2008

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

001-10253

41-1591444

(State or other jurisdiction of

(Commission File Number)

(IRS Employer Identification No.)

incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2008, TCF Financial Corporation (the “Company”) entered into an amended and restated employment agreement with Mr. William A. Cooper, who was re-elected Chief Executive Officer of the Company effective July 26, 2008. The employment agreement provides for an initial term beginning July 31, 2008 and ending on January 1, 2012, with automatic one year term renewals thereafter unless Mr. Cooper or the Company elects not to renew it.  The employment agreement provides for stock and option awards in lieu of salary and a cash bonus and also includes non-competition and non-solicitation covenants.  Attached hereto and incorporated herein by reference as Exhibit 10(e)-11, is Mr. Cooper’s amended and restated employment agreement.

On July 31, 2008, an independent sub-committee of the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved a stock option grant (“the grant”) in the amount of 800,000 shares to Mr. Cooper.  The option is performance-based, within the meaning of Internal Revenue Code section 162(m), and was awarded under the Amended and Restated TCF Financial Incentive Stock Program (the “Incentive Stock Program”).  Fifty percent of the option shares will vest and become exercisable on January 1, 2011 and the remaining fifty percent of the option shares will vest and become exercisable on January 1, 2012.  In the event Mr. Cooper terminates employment due to retirement, voluntary resignation, or the Company terminates his employment for cause, as defined in the grant, any unvested options at termination will be forfeited.  In the event Mr. Cooper terminates employment as a result of death or disability, prorated portions of the options will become exercisable on the applicable vesting dates.  If Mr. Cooper terminates employment for good reason or the Company terminates him without cause, both as defined in the grant, then Mr. Cooper will retain all of the options, subject to the applicable vesting dates.  In the event of a change in control (as defined) prior to January 1, 2012, all unvested options will immediately vest.  Mr. Cooper’s Nonqualified Stock Option Agreement is attached hereto as Exhibit 10(b)-11 and is incorporated herein by reference.

On July 31, 2008, the Committee approved an award of 450,000 shares of restricted stock to Mr. Cooper.  The shares awarded are performance-based, within the meaning of Internal Revenue Code section 162(m), and were awarded under the Incentive Stock Program.  Pursuant to the Restricted Stock Agreement effective July 31, 2008, vesting of the Award is contingent upon the following:  (i) 150,000 shares will vest on January 1, 2010, if the Company achieves a return of average equity (“ROE”) of 15% or greater for fiscal year 2009; (ii) 150,000 shares will vest on January 1, 2011, if the company achieves an ROE of 15% or greater for fiscal year 2010, and additionally, if the Company’s average ROE is 15% or greater for fiscal years 2009 and 2010, all shares not previously vested, up to 300,000 shares, will vest on January 1, 2011; and (iii) 150,000 shares will vest on January 1, 2012, if the Company achieves an ROE of 15% or greater for fiscal year 2011, and additionally, if the Company’s average ROE is 15% or greater for fiscal years 2009, 2010 and 2011, all shares not previously vested will vest on January 1, 2012.  No cash or non-cash dividends will be paid on these restricted shares until after they vest. In the event Mr. Cooper terminates employment due to retirement, voluntary resignation, or if the Company terminates him for cause, as defined in the award, any unvested shares at the time of termination will be forfeited.  In the event Mr. Cooper terminates employment due to death or disability, a prorated number of shares will vest on the applicable vesting date, subject to the attainment of the ROE goals set forth above.  If Mr. Cooper terminates employment for good reason or the Company terminates his employment without cause, both as defined in the award, then Mr. Cooper will be entitled to any unvested shares at the time of his termination, subject to the applicable vesting dates and attainment of the ROE goals.  In the event of a change in control (as defined) prior to January 31, 2012, all unvested shares under the award will vest.  Mr. Cooper’s Restricted Stock Agreement is attached hereto as Exhibit 10(b)-12 and is incorporated herein by reference.

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Item 9.01  Financial Statements and Exhibits.

(c)            Exhibits.

Exhibit No.	Description

10(b)-11#	Nonqualified Stock Option Agreement as executed by Mr. Cooper, effective July 31, 2008

10(b)-12#	Restricted Stock Agreement as executed by Mr. Cooper, effective July 31, 2008

10(e)-11#	Amended and Restated Employment Agreement between William A. Cooper and TCF Financial Corporation dated July 31, 2008

#herein filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    August 6, 2008

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